HOLD OFF AGREEMENT



         AGREEMENT MADE AND ENTERED INTO AS OF THE 29TH DAY OF APRIL, 1999, (THE "EFFECTIVE DATE"), BY AND BETWEEN THE FOLLOWING SHAREHOLDERS OF TRAVEL DYNAMICS, INC. OF 7525 EAST CAMELBACK ROAD, SUITE 202, SCOTTSDALE, ARIZONA 85251("TDI"):
ANDREW LIMPERT, STEVEN MADSEN, DENNIS MADSEN, THOMAS F. HINKLE AND LOIS M. HINKLE, LESLYE STRATTON, JAMES SCHEIDELL, BOB SNYDER, HOLLY SNYDER, ("SHAREHOLDERS"). THIS AGREEMENT IS DEEMED TO BE MADE AND IN FORCE AND EFFECT BETWEEN THE rESPECTIVE SHAREHOLDERS WITH EACH OTHER AND THE SHAREHOLDERS COLLECTIVELY AND INDIVIDUALLY WITH TDI. WHENEVER BOTH THE CLASS OF SHAREHOLDERS AND TDI ARE COLLECTIVELY REFERRED TO IN THIS AGREEMENt THEY SHALL BE REFERRED TO AS THE "PARTIES."

                                    RECITALS

         WHEREAS, VARIOUS PRINCIPAL SHAREHOLDERS OF TDI, PRIMARILY HOLDING RESTRICTED SHARES, DESIRE TO INSURE THE CONTINUING PARTICIPATION IN AND AFFiLIATION OF THESE PRINCIPAL SHAREHOLDERS WITH THE COMPANY DURING ITS REORGANIZATIONAL aND START-UP PHASES AS SHAREHOLDERS;

         WHEREAS, TDI IS WILLING TO ACCOMMODATE, ASSIST, AND ENFORCE (AS NECESSARY) THE VOLUNTARY EFFORTS OF SOME OF ITS PRINCIPAL SHAREHOLDERS APPEaRING IN THIS AGREEMENT TO RESTRICT SALES OF THEIR SHARES;

         WHEREAS, BOTH THE SHAREHOLDERS AND TDI AGREE AND CONSENT THAT PARTICIPATION IN THIS AGREEMENT IS FULLY AND COMPLETELY VOLUNTARY AND THaT NO INCENTIVES, SANCTIONS, OR OTHER CONSEQUENCES OR CONSIDERATION HAVE BEEN PROPOSED OR SUGGESTED To REQUIRE THE PARTICIPATION BY ANY SHAREHOLDER AND EACH SHAREHOLDER HAS INDIVIDUALLY DECIDED TO PARTiCIPATE IN THE INTEREST OF INSURING THE CONTINUED AFFILIATION OF THE PRINCIPAL SHAREHOLDERS DURING THE REORGANIZATION AND START-UP PHASES.. EACH SHAREHOLDER HAS INFORMED THE COMPANY OF THEIR INDEPENDENT DECISION AND REQUESTED THE COMPANY TO PARTICIPATE IN COORDINATING AND ASSISTING IN THE IMPLEMENTATION, ENFORCEMENT, AND SUPERVISION OF THIS AGREEmENT;

         NOW THEREFORE, THE PARTIES MUTUALLY AGREE AND COVENANT AS FOLLOWS:

                                   WITNESSETH

         1.0 CONSIDERATION. THIS AGREEMENT IS FULLY AND ADEQUATELY SUPPORTED BY THE VOLUNTARY CONSIDERATION OF THE SHAREHOLDERS MUTUAL AGREEMENT TO REFRAIN FROM TRADING IN THEIR TDI STOCK FOR THE PERIOD DEFINED BY THIS AGREEMENT; AND, INDEPEnDENTLY, BY THE MUTUAL PROMISES AND COVENANTS CONTAINED HEREIN.




         2.0 SHARES & SHAREHOLDERS SUBJECT TO AGREEMENT. ATTACHED HERETO AND INCORPORATED BY THIS REFERENCE IS A SCHEDULE "A" SETTING FORTH THE NAME OF EACH LEGAL AND BENEFICIAL SHAREHOLDER WHO HAS VOLUNTARILY ENTERED INTO AND EXECUTED A


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COPY OF ThIS  AGREEMENT,  TOGETHER  WITH THE  NUMBER OF SHARES  SUBJECT  TO THIS
AGREEMENT  AND  THE  CERTIFICATE  NO(S).  FOR  THOSE  SHARES.  SCHEDULE  A SHALL
CONSTITUTE AN ESSENTIAL AnD INTEGRAL PART OF THIS AGREEMENT AND IS FULlY INCORPORATED BY THIS REFERENCE.

         3.0 HOLD-OFF AGREEMENT.

         3.1 EACH OF THE SCHEDULE A SHAREHOLDERS AGREES THAT AS TO THOSE SHARES LISTED IN SCHEDULE A, THAT SUCH SHAREHOLDER WILL NOT PUBLICLY SELL, TRANSFER, OR IN ANY WAY ASSIGN THE TDI STOCK SUBJECT TO THIS AGREEMENT, OR ANY INTEREST THEREIN, FOR OnE HUNDRED AND EIGHTY (180) DAYS FROM THE DATE OF THIS AGREEMENT. THEREAFTER, EACH SHAREHOLDER AGREES THAT IT WILL NOT SELL IN ANY PUBLIC
TRANSACTION MORE THAN 10% PER MONTH OF THOSE SHARES LISTED IN SChEDULE A AS OWNED BY THE SHAREHOLDER COMMENCING 180 DAYS FROM THE DATE OF THIS AGREEMENT.

         3.2 EACH SHAREHOLDER SUBJECT TO THIS AGREEMENT FURTHER AGREES THAT THEY WILL NOT ENGAGE IN ANY PRIVATE SALE, ASSIGNMENT, OR DISTRIBUTION BY GiFT OR CONSIDERATION OF TDI SHARES DURING SUCH 180 DAY PERIOD UNLESS THE BUYER, ASSIGNEE, OR DONEE OF SUCH SHARES FULLY AGREES IN WRITING TO ACCEPT THE TERMS AND PROVISIONS OF THIS HOLD-OFF AGREEMENT AS TO THE SHARES TRANSFERRED FOR THE REMAINING TERM OF THIS AgREEMENT.

         3.3 EACH SHAREHOLDER AND TDI MUTUALLY AGREE AND STIPULATE THAT THIS AGREEMENT SHALL NOT HAVE ANY DIRECT APPLICATION OR EFFECT UPON THE REQUIREMENTS OF SEC RULE 144 AS TO THE SALE OR DISTRIBUTION OF RESTRICTED STOCK, WHICH RULE MAY IMPOSE FURTHER OR ADDITIONAL HOLDING PERIODS OR RESTRICTIONS ON SUCH STOCK PRIOR TO ITS SALE OR ASSIGNMENT. PROVIDED, HOWEVER, THAT ANY SHARES WHICH OTHERWISE WOULD BECOME FREE TRADING AND COULD BE TRANSFERRED OR SOLD PURSUANT TO RULE 144 AS LISTED ON SCHEDULE A WILL BE FURTHER SUBJECT TO THIS HOLD OFF AGREEMENT AS OF THE DATE ELIGIBLE FOR SUCH SALE AND THE REMAINING TERMS OF THIS AGREEMENT SHALL BE FULLY APPLICABLE TO SUCH SHARES AS IF THEY WERE FREE TRADING SHARES AS OF THE DATE OF THE EXECUTION OF THIS AGREEMENT.

         4.0 ENFORCEMENT & REMEDIES.

         4.1 IT IS AGREED BY AND BETWEEN THE SHAREHOLDERS AND TDI THAT A COPY OF THIS AGREEMENT, INCLUDING THE SCHEDULE A, SHALL BE SUPPLIED TO ANY TRANSFER AGENT EMPLOYED OR RETAINED BY TDI FOR THE PURPOSES OF ENFORCING THIS AGREEMENT AND THAT SUCH TRANSFER AGENT SHALL NOT ALLOW TRANSFERS IN ANY OF THE SECURITIES LISTED IN SCHEDULE A OF THIS AGREEmENT FOR A PERIOD OF SIXTEEN (16) MONTHS FROM THE EXECUTION DATE OF THIS AGREEMENT WITHOUT CHECKING THE ATTEMPTED SALE OR TRANSFER OF ANY SECURITY LISTED IN SCHEDULE A AGAINST THE TERMS OF THIS AGREEMENT AND OBTAINING THE CONSENT AND APPROVAL FOR TRANSFER FROM A DESIGNATED OFFICER OR AGENT OF TDI TO ENSuRE COMPLIANCE WITH THE TERMS OF THIS AGREEMENT.


         4.2 FURTHER, EACH OF THE SHAREHOLDERS DESIGNATE AND AUTHORIZE TDI TO ACT AS AN ENFORCEMENT AGENT FOR THE PURPOSES OF THIS AGREEMENT AND FuLLY AGREE THAT TDI MAY SEEK, AS NECESSARY, AN INJUNCTIVE ORDER FROM A COURT OF COMPETENT JURISDiCTION TO PREVENT THE SALE OR TRANSFER OF ANY TDI SHARES IN VIOLATION OF THE TERMS OF THIS AGREEMENT AND SHALL FURTHER HAVE STANDING TO BRING AN ACTION FOR AND ON BEHALF OF ITSELF AND ALL OF THE SHAREHOLDERS SUBJECT TO THIS AGREEMENT FOR DAMAGES AGAINST ANY SHAREHOLDER WHO MAY VIOLATE THE TERMS OF THIS AGREEMENT. IT IS FURTHER MUTUALLY STIPULATED AND AGREED THAT ANY SHAREHOLDER WHO

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COMPLETES A SALE,  TRANSFER,  OR  ASSIGNMENT  IN  VIOLATION OF THE TERMS OF THIS
AGREEMENT SHALL BE LIABLE FOR DAMAGES EQUAL To THE TRANSFERRED VALUE OF THE SECURITIES AT THE TIME OF TRANSFER BASED UPON MARKET VALUATION AND THAT THE PROCEEDS OF SUCH SALE SHALL BE FORFEITED AND TENDERED TO TDI AS A CAPITAL CONTRIBUTION, TOGETHER WITH ANY COSTS OF ATTORNEY FEES INCURRED IN COLLECTION AS SET-OUt BY THIS AGREEMENT.

         5.0 EMERGENCY RELEASE. IT IS UNDERSTOOD AND AGREED BY ALL PARTIES TO THIS AGREEMENT THAT SHOULD A SHAREHOLDER HAVE A FINANCIAL OR FAMILY EMeRGENCY REQUIRING THE SALE OF SHARES UNDER EXIGENT CIRCUMSTANCES TO PAY FOR SUCH EMERGENCY, HE MAY rEQUEST OF TDI, WITHOUT NOTICE TO OR APPROVAL OF THE OTHER SHAREHOLDERS SUBJECT TO THIS AGREEMENT, A RELEASE FROM THIS AGREEMENT FOR SUCH EMERGENCY PURPOSES. EACH SHAREHOLDER AGREES AND UNDERSTANDS THAT TDI WILL BE VESTED WITH FULL AND INDEPENDENT DISCRETION TO DETERMINE WHEN, IF, AND THE AMOUNT Of SHARES REASONABLY NECESSARY IN THE EVENT OF SUCH PETITION NECESSARY TO MEET SUCH EMERGENCY WHICH SHALL BE RELEASED FROM THE HOLD OFF PROVISIONS OF THIS AGREEMENT. ALL APPLICATIONS FOR EMERGENCY RElEASE SHALL BE ADDRESSED TO TDI IN WRITING AND TDI SHALL MAKE SUCH DETERMINATION IN WRITING AND ATTACH A COPY NOTICING SUCH APPLICATION AND ITS REVIEW AND DETERMINATION TO THIS AGREEMENT. EACH SHAREHoLDER AGREES TO FULLY HOLD HARMLESS AND INDEMNIFY TDI ITS OFFICERS AND AGENTS FOR ANY DISCRETIONARY DECISION WHICH IT SHALL MAKE UNDER THE TERMS AND PROVISIONS OF THIS SECTION AND TDI AGREES TO ACT WITH THE UTMOST GOOD FAITH AND IMPARTIALITY IN APPROVING ANY RELEASES UNDER THIS SECTION, AS LIMITED TO LEGITIMATE EMERGENCIES REQUIRING THE SALE OF SHARES. FOR ILLUSTRATION PURPOSES ONLY, SUCH EMERGENCIES WOULD INCLUDE: MEDICAL TREATMENT, STAY OR FORECLOSURE OF PERSONAL RESIDENCE, OR LIKE EXIGENT CIRCUMSTANCES. FINALLY, EACH SHAREHOLDER RECOGNIZES AND CONSENTS THAT TDI HAS DESIGNATED MR. BRIAN SERVICE, A DIRECTOR, TO ACT AS ITS AGENT FOR ALL REVIEWS AND DETERMINATION TO BE MADE PURSUANT TO THIS PARAGRAPH.

         6.0 NOTICES & SIGNATURES. IT IS AGREED AND UNDERSTOOD BETWEEN EACH OF THE PARTIES TO THIS AGREEMENT THAT ANY NOTICE OR SERVICE REQUIRED TO BE MADE ON ANY INDIVIDUAL SHAREHOLDER, SHALL BE GIVEN AT THE ADDRESS SET-OUT IN THE SCHEDULE A ATTACHMENT. AS FOR TDI, NOTICE SHALL BE GIVEN AT ITS PRINCIPAL EXECUTIVE OFFICES AT 7525 CAMELBACK ROAD, SUITE 202, SCOTTSDALE, ARIZONA 85251. SHOULD ANY PARTY CHANGE OR ALTER ITS ADDRESS, IT WILL BE THE RESPONSIBILITY OF SUCH PARTY TO PROMPTLY PROVIDE TDI, OR IN THE CASE OF TDI TO THE OTHER PARTIES, WITH A NOTICE AND CERTIFICATION OF CHANGE OF ADDRESS IN WRITING, WHICH WRITING SHALL BE ATTACHED TO THIS AGREEMENT. IT IS FURTHER UNDERSTOOD AND AGREED THAT THIS AGREEMENT MAY BE EXECUTED IN MULTIPLE PARTS BY THE vARIOUS SHAREHOLDERS AND THAT ALL OF SUCH SIGNATURE PAGES SHALL BE ATTACHED AND INTEGRATED AS IF THEY WERE A SINGLE SIGNATURE PAGE. FACSIMILE SIGNATURES , UNLESS CHALLENGED, SHALL BE DEEMED EQUIVALENT TO ORIGINAL SIGNATURES.

         7.0 MISCELLANEOUS.

         7.1 THIS AGREEMENT SHALL BE BINDING UPON OR INURE TO THE BENEFIT OF ANY HEIRS, ASSIGNS, OR SUCCESSORS IN INTEREST OF ANY PARTY HERETO.

         7.2 THIS AGREEMENT SHALL BE APPLIED AND CONSTRUED IN ACCORDANCE WITH NEVADA LAW.

         7.3 SHOULD ANY TERM OR PROVISION OF THIS AGREEMENT BE FOUND VOID OR VOIDABLE, THE BALANCE SHALL BE GIVEN FULL APPLICATION AND APPLIED SO FAR AS POSSIBLE.


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        7.4 ANY ERROR IN SYNTAX, USAGE,  GRAMMAR,  SPELLING, OR GENDER SHALL BE
GIVEN REASONABLE INTERPRETATION AND APPLIED IN ACCORDANCE WITH THE MANIFEST INTENT OF THE PARTIES TO THIS AGREEMENT.

         7.5 THIS AGREEMENT CONSTITUTES AN INTEGRATED AND FINAL AGREEMENT AND SHALL NOT BE MODIFIED OR CHANGED BY PAROLE EVIDENCE. ANY AMENDMENT TO THIS AGREEMENT IS REQUIRED IN WRITING AND SIGNED BY THE EFFECtED PARTIES.

         7.6 THE RECITALS ARE INCORPORATED AS NECESSARY TERMS AND PROVISIONS OF THIS AGREEMENT.

         7.7 ANY CORPORATE ENTITY SIGNING THIS AGREEMENT REPRESENTS THAT IT HAS FULLY AND DULY AUTHORIZED ITS UNDERSIGNED EXECUTIVE OFFICER TO EXeCUTE THIS AGREEMENT PURSUANT TO RESOLUTION OF ITS BOARD OF DIRECTORS.

         7.8 SHOULD ANY ACTION AT LAW OR EQUITY BE NECESSARY TO ENFORCE ANY TERM OR PROVISION OF THIS AGREEMENT THE PREVAILING PARTY SHALL BE ENTITLED TO ALL COSTS OF COURT AND REASONABLE ATTORNEY FEES INCURRED IN SUCH ACTION. ANY ACTION OR CLAIM FOR INJUNCTIVE RELIEF UNDER THIS AGREEMENT SHALL NOT PREVENT THE SEPARATE OR CONCURRENT AcTION OR CLAIM FOR MONETARY DAMAGES.

         7.9 THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE AND BE OF NO FORCE OR EFFECT NO LATER THAN SIXTEEN MONTHS FROM THE DATE OF EXECUTION, PROVIDED THAT ANY REMEDIES SHALL SURVIVE THE TERMINATION DATE.

         DATED THE DAY AND DATE FIRST ABOVE WRITTEN.


SHAREHOLDERS:

ANDREW LIMPERT                                 STEVEN MADSEN


-------------------------------                -------------------------------
SIGNATURE                                      SIGNATURE
80,000 SHARES                                  49,795 SHARES


DENNIS MADSEN                                  THOMAS AND LOIS HINKLE


-------------------------------                -------------------------------
SIGNATURE                                      SIGNATURE
29,291 SHARES                                  83,077 SHARES


LESLYE STRATTON                                JAMES SCHEIDELL


-------------------------------                -------------------------------
SIGNATURE                                      SIGNATURE
224,080 SHARES                                 10,000 SHARES

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BOB SNYDER                                   HOLLY SNYDER



-------------------------------              -------------------------------
SIGNATURE                                    SIGNATURE
32,500 SHARES                                20,000 SHARES



TRAVEL DYNAMICS, INC:




-------------------------------
BY:      JAMES PICCOLO
ITS:     PRESIDENT



TDI/HOLDOFF.AGR


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